UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2015

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 23, 2015, the Registrant issued a press release announcing that it has signed an original equipment manufacturer (OEM) letter of intent supply agreement with a leading orthopedic device design and manufacturing company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

99.1	Press Release dated July 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: July 23, 2015	/s/ Ty Lombardi
Ty Lombardi
Vice President, Finance

Exhibit 99.1
Amedica Corporation Signs Additional OEM Letter of Intent Supply Agreement

SALT LAKE CITY, July 23, 2015 - Amedica Corporation (Nasdaq:AMDA), a biomaterial company that has developed silicon nitride ceramics as a material platform to manufacture and commercialize orthopedic implants, is pleased to announce that it has signed an original equipment manufacturer (OEM) letter of intent supply agreement with a leading orthopedic device design and manufacturing company.

Under the proposed agreement, Amedica will assist this company with their proprietary design, development, manufacture and supply of silicon nitride spinal implants. The two companies will begin negotiating the definitive agreement once it is satisfied that all necessary and appropriate regulatory approvals can be obtained without significant expense. The agreement underscores Amedica’s continued focus to provide superior and innovative solutions to the market.

“We are very pleased to announce an additional partner to this growing lineup of OEM partnerships,” said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. “We remain committed to offering our customers a biomaterial that contains distinct benefits to improve the efficacy of spinal fusion procedures, resulting in enhanced patient care. I am convinced that this, as well as the three additional private label and OEM agreements we’re anticipating to complete this year, will lead to faster and more widespread market penetration of silicon nitride, positioning it as the biomaterial of choice for medical applications.”

Silicon nitride is a unique biomaterial that can be shaped and engineered into complex designs and surfaces to address a variety of medical needs. Unlike other leading biomaterials in the market today, silicon nitride contains anti-bacterial properties and also supports rapid bone on-growth and in-growth. This combination of optimal material properties is unique to Amedica’s silicon nitride material platform.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the Company’s expectation that it will enter into three additional private label and OEM agreements this year and that this will lead to faster and more widespread market penetration of silicon nitride, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future business operations as well as the assumptions upon which such statements are based. Such forward-looking statements are subject to risks and uncertainties such as whether the Company will be able to agree on the terms of a definitive OEM supply agreement, whether the potential new OEM partner will be able to obtain all necessary and appropriate regulatory approvals from the applicable regulatory authorities without significant expense, the timing and success of new product introductions, FDA review and clearance, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:
Mike Houston
VP, Commercialization & Communications
801-839-3534
mhouston@amedica.com